UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14a-12

WESBANCO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESBANCO, INC.

1 Bank Plaza

Wheeling, West Virginia 26003

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 22, 2020.

The following Notice of Change to Virtual Meeting Format (“Notice”) supplements and relates to the 2020 proxy statement (the “Proxy Statement”) of Wesbanco, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2020 and furnished to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Company’s Annual Meeting of Shareholders to be held on Wednesday, April 22, 2020. This Notice is being filed with the SEC and is being made available to shareholders on or about March 31, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE TO VIRTUAL MEETING FORMAT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 22, 2020

WesBanco Changes Its April 22, 2020 Annual Meeting of Shareholders To A

Virtual Format Due to Coronavirus Concerns

Wheeling, WV, March 31, 2020 - WesBanco, Inc. (NASDAQ: WSBC) today announced that in response to continued public health concerns about in-person gatherings given the coronavirus/COVID-19 outbreak, and out of an abundance of caution to support the health and well-being of our employees, shareholders and community, WesBanco’s Board of Directors has determined to change the format of the 2020 Annual Meeting of Shareholders from in-person to virtual-only. As previously announced, the Annual Meeting will be held on Wednesday, April 22, 2020 at 12:00 Noon E.D.T. However, the Annual Meeting will no longer be held in the Glessner Auditorium at Wilson Lodge, Oglebay Resort and Conference Center but rather will be held virtually, with attendance via the internet. Shareholders will not be able to attend the Annual Meeting in person.

We have designed the format of the Annual Meeting to ensure that shareholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation.

As described in the previously-distributed proxy materials for the Annual Meeting, you are entitled to attend and vote at the Annual Meeting if you held shares as of the close of business on March 3, 2020, the record date designated by our Board for the Annual Meeting, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 12:00 Noon E.D.T. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

Log-in Instructions. To be admitted to the virtual Annual Meeting, you will need to log-in to www.meetingcenter.io/227855055 using the 16-digit control number found on the proxy card you previously received and the meeting password, WSBC2020. If you are a shareholder of record and do not have your proxy card, you can contact Shareholder Services at (888) 294-8217 or (781) 575-3120 or our corporate secretary, Linda Woodfin, via e-mail at lwoodfin@wesbanco.com or telephone at (304) 234-9201 on or before April 20, 2020 to retrieve your control number. Please note that to retrieve your control number, you will first need to validate your identity.

Registering to Attend the Annual Meeting as a Beneficial Owner. If you were a beneficial owner of record as of March 3, 2020 (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a valid proxy from your broker, bank or other agent. Once you have received a valid proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Computershare, at legalproxy@computershare.com and should be labeled “Legal Proxy” in the subject line. Alternatively it may be mailed to Computershare at WesBanco, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Please include proof from your broker, bank or other agent of your valid proxy (e.g., a forwarded email from your broker, bank or other agent with your valid proxy attached, or an image of your valid proxy attached to your email or included in your mailing). Requests for registration must be received by Computershare no later than 5:00 p.m. Eastern Time, on Friday, April 17, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/227855055 and enter your control number and the meeting password, WSBC2020.

Submitting Questions at the Annual Meeting. During the Annual Meeting, you will be able to submit questions at www.meetingcenter.io/227855055. We will hold a Q&A session during which we intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before the shareholder vote at the Annual Meeting, as time permits.

Technical Assistance. If you encounter any technical difficulties accessing, or during, the virtual meeting, please visit https://support.vevent.com/.

Shareholder List. During the Annual Meeting, an alphabetical list of our shareholders, maintained under West Virginia law, will be available for viewing by shareholders at www.meetingcenter.io/227855055.

Voting Prior to or at the Annual Meeting. In advance of the Annual Meeting, you may vote your shares by submitting a proxy at www.investorvote.com/WSBC or in the other manners indicated on the proxy card included with the proxy materials previously distributed. You may vote during the Annual Meeting (up to the closing of the polls) by following the instructions available on the meeting website during the meeting. If you hold your shares in street name, you may only vote at the meeting if you properly request and receive a legal proxy in your name from the broker, bank or other nominee that holds your shares. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in format and may continue to be used to vote your shares in connection with the Annual Meeting. Shareholders who have already voted do not need to vote again unless they would like to change or revoke their prior vote on any proposal. Shareholders who would like to change or revoke their prior vote on any proposal should refer to the proxy materials for the Annual Meeting for instructions on how to do so.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials.

Attending the Annual Meeting as a Guest. If you would like to enter the meeting as a guest in listen-only mode, click on the “I am a guest” button after entering the meeting center at www.meetingcenter.io/227855055 and enter the information requested on the following screen. You will not be required to enter your 16-digit control number to enter the meeting as a guest. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel. Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share. Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively. In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, WesBanco provides trust, wealth management, securities brokerage, and private banking services through our century-old Trust and Investment Services department, with approximately $4.7 billion of assets under management (as of December 31, 2019). WesBanco’s banking subsidiary, WesBanco Bank, Inc., operates 236 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia. Additionally, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor and Public Relations

304-905-7021

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